EXHIBIT 8.1

February 10, 2023	Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 (312) 782 0600 F: +1 (312) 701 7711 mayerbrown.com

Fifth Third Holdings Funding, LLC

6111 N. River Rd.

Rosemont, Illinois 60018

Re:	Fifth Third Holdings Funding, LLC

Registration Statement on Form SF-3 (No. 333-267774)

Ladies and Gentlemen:

We have acted as special federal tax counsel to Fifth Third Holdings Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”), in connection with the registration by the Company of Asset Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, an “Issuer”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Issuer and an indenture trustee.

In that regard, we are generally familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of Receivables Sale Agreement, the form of Purchase Agreement, the form of Sale Agreement, the form of Servicing Agreement, the form of Interest Rate Swap Agreement, the form of Asset Representations Review Agreement and the form of Administration Agreement (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown, LLP

Fifth Third Holdings Funding, LLC

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as federal tax counsel with respect to an issuance of Notes, the statements set forth in the form of Prospectus (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the captions “Summary of Terms—Tax Status” and “Material U.S. Federal Income Tax Consequences” to the extent that such statements expressly state our opinions or state that our opinion has been or will be provided as to the Notes, accurately reflect our opinion.

We also note that the Operative Documents filed as exhibits to the Registration Statement do not relate to a specific transaction. Accordingly, the above-referenced description of U.S. federal income tax consequences may require modification in the context of an actual transaction. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS position or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

Mayer Brown, LLP

Fifth Third Holdings Funding, LLC

We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Very truly yours,

/s/ Mayer Brown LLP
Mayer Brown LLP